UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Syros Pharmaceuticals, Inc. (the “Company”) is party to a Loan and Security Agreement (the “Loan Agreement”), dated February 12, 2020 (the “Closing Date”), by and among the Company and Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”), and in its capacity as collateral agent, pursuant to which a term loan of up to an aggregate principal amount of $60.0 million was made available to the Company. Pursuant to the Loan Agreement, a $20.0 million term loan was previously funded on the Closing Date, leaving two additional term loan advances of $20.0 million each available under the Loan Agreement after the Closing Date.

On December 23, 2020, the Company elected to draw down the second $20.0 million term loan advance under the Loan Agreement (the “Term B Loan”). Immediately following this $20.0 million drawdown, $20.0 million of borrowing capacity remained available under the Loan Agreement, subject to the terms and conditions set forth therein.

In addition, in connection with the Term B Loan, the Company issued the Lender warrants to purchase 17,389 shares of the Company’s common stock at an exercise price per share of $11.50 (the “Warrants”). The Warrants will be exercisable for 5 years from the date of issuance.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: December 23, 2020	By:	/s/ Gerald E. Quirk
Gerald E. Quirk Chief Legal & Administrative Officer